                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                           WELLS FARGO FINANCIAL, INC.
                      Medium-Term Notes, Series D, Due From
                     9 Months to 30 Years from Date of Issue

                             DISTRIBUTION AGREEMENT

                                                    Dated as of January 18, 2002

Banc of America Securities LLC       Merrill Lynch, Pierce, Fenner & Smith
NC1-007-07-01                        Incorporated
100 North Tryon Street               Merrill Lynch World Headquarters
Charlotte, North Carolina 28255      4 World Financial Center, North Tower,
                                     15th Floor
Banc One Capital Markets, Inc.       New York, New York 10281-1323
Suite 1L1-0595
1 Bank One Plaza                     Mizuho International plc
Chicago, Illinois 60670              Bracken House
                                     One Friday Street
Bear, Stearns & Co. Inc.             London EC4M 9JA
245 Park Avenue
New York, New York 10017             Salomon Smith Barney Inc.
                                     390 Greenwich Street, 4th Floor
BNP Paribas Securities Corp.         New York, New York 10013
787 7th Avenue, 8th Floor
New York, New York 10019             Utendahl Capital Partners, L.P.
                                     30 Broad Street, 42nd Floor
Deutsche Banc Alex. Brown Inc.       New York, New York 10004
31 West 52nd Street
New York, New York 10019             and

J.P. Morgan Securities Inc.          Wells Fargo Brokerage Services, LLC
270 Park Avenue, 8th Floor           608 2nd Avenue So.
New York, New York 10017             Minneapolis, Minnesota 55479

Dear Ladies and Gentlemen:

      Wells Fargo Financial, Inc., an Iowa corporation (the "Company"), confirms its agreement with Banc of America Securities LLC, Banc One Capital Markets, Inc., Bear, Stearns & Co. Inc.,


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BNP Paribas Securities Corp., Deutsche Banc Alex. Brown Inc., J.P. Morgan
Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho International plc, Salomon Smith Barney, Inc., Utendahl Capital Partners, L.P. and Wells Fargo Brokerage Services, LLC (individually, an "Agent", and collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the "Notes"). The Notes which constitute senior indebtedness of the Company are to be issued pursuant to an Indenture dated as of November 1, 1991 between the Company and The First National Bank of Chicago (now called Bank One Trust Company, National Association), as trustee (the "Senior Trustee") (said Indenture being hereinafter called the "Senior Indenture"). The Notes which constitute senior subordinated indebtedness of the Company are to be issued pursuant to an Indenture dated as of May 1, 1986 between the Company and BNY Midwest Trust Company as successor to Harris Trust and Savings Bank, as trustee (the "Senior Subordinated Trustee"), as amended and supplemented by a First Supplemental Indenture dated as of February 15, 1991 between the Company and the Senior Subordinated Trustee, as trustee (said Indenture as amended by said First Supplemental Indenture being hereinafter called the "Senior Subordinated Indenture"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $1,300,000,000 aggregate principal amount (or its equivalent, based upon the currencies or units of two or more currencies as the Company shall designate at the time of issuance) of Notes through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold through or to the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

      This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case an Agent will act as an agent of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and an Agent) to an Agent as principal for resale to purchasers.

      The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-33096) for the registration of debt securities, including the Notes, under the Securities Act of 1933 (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Senior Indenture and the Senior Subordinated Indenture (individually, an "Indenture", and collectively, the "Indentures") each has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934 (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.


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SECTION 1. APPOINTMENT AS AGENTS.

      (a) APPOINTMENT OF AGENTS. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes through additional agents or to additional agents for resale, or to sell Notes directly on its own behalf, the Company hereby appoints the Agents as the agents for the purpose of soliciting purchases of the Notes from the Company by others and agrees that whenever the Company determines to sell Notes directly to an Agent as principal for resale to others, it will enter into a Terms Agreement (hereafter defined) relating to such sale in accordance with the provisions of
Section 3(b) hereof. The Agents are not authorized to appoint sub-agents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes.

      (b) REASONABLE BEST EFFORTS SOLICITATIONS; RIGHT TO REJECT OFFERS. Upon receipt by it of instructions from the Company, an Agent will use its reasonable best efforts to solicit purchases of such principal amount of the Notes as the Company and such Agent shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time. Each Agent will communicate to the Company, orally or in writing, each offer received by it to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer to purchase Notes received by it, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

      (c) SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL. In soliciting purchases of the Notes on behalf of the Company, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. The Agents shall not have any liability to the Company in the event any such purchase is not consummated for any reason. The Agents shall not have any obligation to purchase Notes from the Company as principal, but each Agent may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof.

      (d) RELIANCE. The Company and each Agent agree that any Notes, the placement of which such Agent arranges shall be placed by such Agent, and any Notes purchased by such Agent shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. REPRESENTATIONS AND WARRANTIES

      (a) The Company represents and warrants to each of the Agents as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through an Agent as agent or to an Agent as principal), as of the date of each delivery of Notes (whether through an Agent as agent or to an Agent as principal) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of the times referred to in Section 7(b) hereof as follows:


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      (i) DUE INCORPORATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required by virtue of the direct making of loans and the direct purchase of installment sale contracts, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

      (ii) SUBSIDIARIES. Each subsidiary of the Company which is a significant subsidiary (each a "Significant Subsidiary") as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly organized and is validly existing as a corporation or business trust in good standing under the laws of the jurisdiction of its organization, has corporate or other power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding common stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

      (iii) REGISTRATION STATEMENT AND PROSPECTUS. At the time the Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective, and as of each representation date referred to in Section 2(a) hereof, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each representation date referred to in Section 2(a) hereof will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by either of the Agents expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which constitutes the Statement of Eligibility under the 1939 Act (Form T-1) of either the Senior Trustee or the Senior Subordinated Trustee (the Senior Trustee and the Senior


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      Subordinated Trustee being hereinafter called, individually, a "Trustee,"
      and collectively, the "Trustees").

      (iv) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

      (v) ACCOUNTANTS. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

      (vi) FINANCIAL STATEMENTS. The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principals in the United States applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

      (vii) AUTHORIZATION AND VALIDITY OF THIS AGREEMENT, THE INDENTURES AND THE NOTES. This Agreement has been duly authorized and, upon execution and delivery by the Agents, will be a valid and binding agreement of the Company; each of the Indentures has been duly authorized and (assuming each Indenture has been duly authorized, executed and delivered by the applicable Trustee) is a valid and binding obligation of the Company; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture under which they are to be issued against payment of the consideration therefor specified in the Prospectus or pursuant to any Terms Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and except further as enforcement thereof may be limited by (a) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or (b) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes and each of the Indentures are substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture under which they are issued.


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      (viii) MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and
      (b) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

      (ix) NO DEFAULTS; REGULATORY APPROVALS. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which the Company or any of its properties may be bound; the execution and delivery of this Agreement and the Indentures and the consummation of the transaction contemplated herein, therein, in the Indentures, and pursuant to any applicable Terms Agreement have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order, decree or judgment; and no consent, approval, authorization, order, decree or judgment of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or Blue Sky laws.

      (x) LEGAL PROCEEDINGS; CONTRACTS. Except as may be set forth in the Registration Statement, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which if adversely determined, would in the opinion of the Company, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or would materially and adversely affect the properties or assets thereof or would materially and adversely affect the consummation of this Agreement; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

      (xi) NO AUTHORIZATION, APPROVAL OR CONSENT REQUIRED. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the sale of the Notes hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws.


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      (xii) INVESTMENT COMPANY ACT. Neither the Company nor any of its
      subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

      (b) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Company and delivered to an Agent or to counsel for an Agent in connection with an offering of Notes or the sale of Notes to such Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each representation date referred to in Section 2(a) hereof subsequent thereto.

SECTION 3. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

      (a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Agents agrees, as an agent of the Company, to use its best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

      The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

      The Company agrees to pay an Agent a commission (as set forth in Schedule
A), in the form of a discount, in an amount not to exceed .875% of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent. Without the prior approval of the Company, the Agents may not reallow any portion of the commissions to dealers or purchasers in connection with the offer and sale of any Note.

      The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and an Agent and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S. $1,000. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

      (b) PURCHASES AS PRINCIPAL. Each sale of Notes to an Agent as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between an Agent and the Company) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreement between the Company and an Agent. Each such Terms Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of


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the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by an Agent pursuant thereto, the price to be paid to the Company for such Notes, the time and place of delivery of and payment for such Notes and such other provision (including further terms of the Notes) as may be mutually agreed upon. Unless expressly authorized by the Company pursuant to the Terms Agreement, an Agent is not authorized to utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify the requirements for the officer's certificate, opinions of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof, respectively, and for any stand-off agreements pursuant to Section 4(j) hereof.

      (c) ADMINISTRATIVE PROCEDURES. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4. COVENANTS OF THE COMPANY.

      The Company covenants with the Agents as follows:

      (a) NOTICE OF CERTAIN EVENTS. The Company will notify the Agents immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus (it being understood and agreed that such notification shall be deemed to have been given if the Company transmits to the Agents copies of any such supplements or documents within three business days after they are transmitted to the SEC), (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) NOTICE OF CERTAIN PROPOSED FILINGS. The Company will give the Agents notice of its intention to file or prepare any additional registration statements with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

      (c) COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS. The Company will deliver to the Agents as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or


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supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

      (d) REVISIONS OF PROSPECTUS - MATERIAL CHANGES. Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any of such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers to purchase the Notes in the Agent's capacity as agent and to cease sales of any Notes such Agent may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and, subject to Section 4(b), file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

      (e) PROSPECTUS REVISIONS - PERIODIC FINANCIAL INFORMATION. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference capsule financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanation as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

      (f) PROSPECTUS REVISIONS - AUDITED FINANCIAL INFORMATION. Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

      (g) EARNINGS STATEMENTS. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the


                                     1.1-9
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Company's fiscal quarter next following the "effective date" (as defined in such
Rule 158) of the Registration Statement with respect to each sale of Notes.

      (h) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction of the initiating or threatening of any proceeding for such purpose.

      (i) 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 14 or 15(d) of the 1934 Act.

      (j) STAND-OFF AGREEMENT. If required pursuant to the terms of a Terms Agreement, between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent which is a party to such Terms Agreement, offer or sell to the public, or enter into any agreement to sell to the public, any debt securities of the Company (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business).

      (k) SUSPENSION OF CERTAIN OBLIGATIONS. The Company shall not be required to comply with the provisions of subsections (d), (e) or (f) of this Section during any period from the time (i) each of the Agents shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased from the Company pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with an Agent.

SECTION 5. CONDITIONS OF OBLIGATIONS.

      The obligations of an Agent to solicit offers to purchase the Notes as agent of the Company, the obligations of any purchasers of the Notes sold through an Agent as agent, and any obligation of an Agent to purchase Notes pursuant to a Terms Agreement will be subject to the accuracy, as of the time of solicitation and/or purchases, of the representations and warranties on the part of the Company herein and to the accuracy, as of the time of solicitation and/or purchases, of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:


                                     1.1-10

      (a) LEGAL OPINIONS. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof, and in substantially the form and substance set forth below and satisfactory to the Agents:

      (1) OPINION OF COMPANY COUNSEL. The opinion of counsel to the Company (or such other lawyer who serves as General Counsel of the Company or over whom such General Counsel exercises general supervision or review in connection with securities law matters for the Company) ("Company Counsel"), to the effect that:

            (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.

            (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

            (iii) To the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, by virtue of the direct making of loans and the direct purchase of installment sale contracts, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

            (iv) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation or business trust, in good standing under the laws of the jurisdiction of its organization, has corporate or other power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of such counsel's knowledge, is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding common stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and, except for directors' qualifying shares, is owned by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

            (v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid, and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and
            (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair


                                     1.1-11
            dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (vi) Each of the Indentures has been duly authorized, executed and delivered by the Company and (assuming each Indenture has been duly authorized, executed and delivered by the applicable Trustee) constitutes a valid and binding agreement of the Company, except as enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally; (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (d) the unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

            (vii) The Notes have been duly authorized and, when duly executed, issued, authenticated and delivered pursuant to the provisions of this Agreement and the Senior Indenture or the Senior Subordinated Indenture, as appropriate, will constitute valid and binding obligations of the Company enforceable in accordance with their terms and will be entitled to the benefits provided by the applicable Indenture, except as enforcement thereof may be limited by: (a) bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally; (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (d) the unenforceability under certain circumstances of provisions imposing penalties, forfeitures, late payment charges, or an increase in interest rate upon delinquency in payment or the occurrence of any event of default; and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and


                                     1.1-12
            each holder of Notes will be entitled to the benefits of the Indenture under which the Notes were issued.

            (viii) The terms and provisions of the Notes and the Indentures conform in all material respects to the description thereof contained in the Prospectus under the caption "Description of Debt Securities" and "Description of Notes."

            (ix) Each of the Indentures has been qualified under the 1939 Act.

            (x) The Registration Statement has been declared effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

            (xi) The Registration Statement, when it became effective, and the Prospectus when it was filed with the SEC (it being understood that such counsel has not been requested to and does not give any opinion or make any comment with respect to the financial statements and schedules and other financial information contained or incorporated by reference in the Registration Statement or Prospectus, or the Statement of Eligibility of the Trustee on Form T-1), complied as to form in all material respects with the 1933 Act.

            (xii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company or any such subsidiary, are, considered in the aggregate, not material to the Company and its subsidiaries, taken as a whole.

            (xiii) To the best of such counsel's knowledge, neither the Company nor any of its Significant Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which the Company is a party or by which the Company or any of its properties may be bound. The execution and delivery of this Agreement or of each of the Indentures, or the consummation by the Company of the transactions contemplated by this Agreement and the Notes and the incurrence of the obligations and consummation of the transactions therein contemplated will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company or any such subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiaries is subject, or any law, administrative regulation or administrative or


                                     1.1-13
            court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

            (xiv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

            (xv) No consent, approval, authorization, order or decree of any court or governmental agency or body including the SEC is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities laws.

            (xvi) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder (except that such counsel need express no opinion as to the financial statements or other data of a financial nature).

      (2) OPINION OF COUNSEL TO THE AGENTS. The opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (i) and (v) to
            (xi), inclusive, above. Such counsel may rely upon the opinion of Company Counsel, as to all matters of Iowa law and upon certificates of the Company as to authorization and execution of this Agreement, the applicable Indentures and the Notes and on certificates of the Trustees as to authorization and execution of the applicable Indentures.

      (3) In giving their opinions required by subsection (a) (1) and (a) (2) of this Section, Company Counsel and Orrick, Herrington & Sutcliffe LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (including the documents incorporated by reference therein) at the time it became effective, and if an amendment to the Registration Statement or any document incorporated by reference into the Prospectus has been filed by the Company with the SEC subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to
            Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the


                                     1.1-14
            statements therein, not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to
            Section 3(b) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not give any opinion or make any comment with respect to the financial statements and schedules and other financial information contained or incorporated by reference in the Registration Statement or the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1).

      (b) OFFICER'S CERTIFICATE. At the date hereof the Agents shall have received a certificate of the President or Vice President and the chief financial officer or chief accounting officer of the Company, substantially in the form of Exhibit I hereto and dated as of the date hereof, to the effect that
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any applicable Terms Agreement, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

      (c) COMFORT LETTER. On the date hereof, the Agents shall have received a letter addressed to the Agents from Deloitte & Touche LLP (with respect to financial information prior to March 31, 1999, if any) or KPMG, LLP (with respect to financial information on or subsequent to March 31, 1999), dated as of the date hereof, to the effect set forth in Exhibit II hereto, with respect to the Registration Statement and the Prospectus.

      (d) OTHER DOCUMENTS. On the date hereof, counsel to the Agents, and on each Settlement Date with respect to any applicable Terms Agreement, counsel to the Agent that is a party to such Terms Agreement, shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be in all material respects satisfactory in form and substance to the Agent or Agents and to counsel to the Agent or Agents.

      If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agent that is a party thereto, and applicable Terms Agreement) may be terminated by the Agents by notice to the Company at any


                                     1.1-15
time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning payment of expenses under Section 10 hereof, and the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof shall remain in effect.

SECTION 6. DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH THE AGENTS.

      Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by an Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7. ADDITIONAL COVENANTS OF THE COMPANY.

      The Company covenants and agrees with each Agent that:

      (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to an Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to such Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to an Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

      (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes, and, unless the Agents shall otherwise specify in writing, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agents shall otherwise specify in writing) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished to the Agent or Agents, as the case may be, forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b)


                                     1.1-16
hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

      (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes or solely for the inclusion of additional financial information and, unless the Agents shall otherwise specify in writing, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes) or there is filed with the SEC any document incorporated by reference into the Prospectus or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the Agent or Agents and to counsel to the Agent or Agents, as the case may be, (ii) a written opinion of Company Counsel, or other counsel satisfactory to the Agents, and (ii) a written opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Agents, or other counsel satisfactory to the Agents, in each case dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory in all material respects to the Agents, of the same tenor as the opinion referred to in Section 5(a)(1) hereof, in the case of the opinion of Company Counsel, or the opinion referred to in Section 5(a)(2) hereof, in the case of the opinion of Orrick, Herrington & Sutcliffe LLP, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially in the form of Exhibit III hereto to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

      (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information or, (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to an Agent pursuant to a Terms Agreement, the Company shall cause Deloitte & Touche, LLP or KPMG, LLP, as appropriate, forthwith to furnish the Agent or Agents, as the case may be, a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory in all material respects to the Agent or Agents, as the case may be, of the same tenor as the portions of the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the


                                     1.1-17

Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, Deloitte & Touche, LLP or KPMG, LLP, as appropriate, may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agent or the Agents, as the case may be, such letter should cover such other information.

SECTION 8. INDEMNIFICATION.

      (a) INDEMNIFICATION OF THE AGENTS. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act as follows:

      (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information (or oral information confirmed in writing) furnished to the Company by an Agent expressly for use in the Registration Statement or the Prospectus;

      (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

      (iii) against any and all expense whatsoever, as incurred, (including the fees and disbursements of counsel chosen by an Agent) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

      (b) INDEMNIFICATION OF COMPANY. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto)


                                     1.1-18
in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

      (c) GENERAL. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 8, such person (for purposes of this paragraph (c), the "indemnified party") shall, promptly after receipt by such party of notice of the commencement of such action, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c), the "indemnifying party"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated in writing by the Agents in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

SECTION 9. CONTRIBUTION.

      In circumstances in which the indemnity agreement provided for in the preceding paragraphs of Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses,


                                     1.1-19
claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total proceeds from the sale of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Agents. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Agents agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this Section 9 hereof. Notwithstanding any other provision of this Section 9 hereof, no Agent shall be obligated to make contributions hereunder that in the aggregate are in excess of the amount by which the total price at which the Notes which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Notes purchased by it from the Company exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations to contribute hereunder are several in proportion to their respective underwriting obligations, and not joint with respect to such Notes. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Agents, and each director of the company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10. PAYMENT OF EXPENSES

      The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

      (i) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto (to the extent related to the Notes and the issuance thereof);

      (ii) The preparation, filing and reproduction of this Agreement;


                                     1.1-20

      (iii) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

      (iv) The fees and disbursements of the Company's accountants and counsel, of each Trustee and its counsel, and of any Calculation Agent or Exchange Rate Agent;

      (v) The reasonable fees and disbursements of counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

      (vi) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees (not to exceed $10,000.00 annually) and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey;

      (vii) The printing and delivery to the Agents in reasonable quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

      (viii) The preparation, printing and delivery to the Agents of copies of each of the Indentures and all supplements and amendments thereto;

      (ix) Any fees charged by rating agencies for the rating of the Notes; and

      (x) Any advertising and other out-of-pocket expenses of the Agents incurred with the written approval of the Company.

SECTION 11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

      All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12. TERMINATION.

      (a) TERMINATION OF THIS AGREEMENT. This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company as to an Agent or, in the case of an Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of 30 days' written notice of such termination to the other parties hereto.

      (b) TERMINATION OF A TERMS AGREEMENT. The Agent who is a party to a Terms Agreement may terminate such Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any


                                     1.1-21
material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there shall have occurred any adverse change in the financial markets in the United States in connection with any outbreak or escalation of hostilities or other national or international calamity or crises the effect of which is such as, in the judgment of such Agent, to make it impractical to market the Notes or enforce contracts for the sale of the Notes, (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, (iv) if the rating assigned by any nationally recognized securities rating agency (to which the Company has applied for such rating) to any debt securities of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, (v) if there shall have come to either Agent's attention that, in the judgment of such Agent, the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading or (vi) if there is a termination of or a material disruption in commercial banking or securities settlement or clearance services in the United States.

      (c) GENERAL. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) in the event such termination occurs pursuant to Section 12(a) hereof, an Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (A) an Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or
(B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Section 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(g) hereof, the provisions of Section 5 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, and the provisions of Section 11 shall remain in effect.

SECTION 13. NOTICES.

      Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopies or telegram, and any such notice shall be effective when received at the address specified below.


                                     1.1-22

         If to the Company:

                  Wells Fargo Financial, Inc.
                  206 Eighth Street
                  Des Moines, Iowa 50309
                  Attention: Treasurer's Department
                  Telecopier: (515) 557-7368

         If to Banc of America Securities LLC:

                  Banc of America Securities LLC
                  Bank of America Corporate Center
                  NC1-007-07-01
                  100 North Tryon Street
                  Charlotte, North Carolina 28255
                  Attention: MTN Department
                  Telecopier: (704) 388-9939

         If to Banc One Capital Markets, Inc.:

                  Banc One Capital Markets
                  Suite 1L1-0595
                  1 Bank One Plaza
                  Chicago, Illinois 60670
                  Attention: Investment Grade Securities
                  Telecopier: (312) 732-4773

         If to Bear, Stearns & Co. Inc.:

                  Bear, Stearns & Co. Inc.
                  245 Park Avenue
                  New York, New York 10167
                  Attention: Medium-Term Note Program

         If the BNP Paribas Securities Corp.:

                  BNP Paribas Securities Corp.
                  787 7th Avenue, 8th Floor
                  New York, New York 10019
                  Attention: Fixed Income Syndicate
                  Telecopier: (212) 841-3930

         If to Deutsche Banc Alex. Brown Inc.:

                  Deutsche Banc Alex. Brown Inc.
                  31 West 52nd Street, 3rd Floor
                  New York, New York 10019
                  Attention: Daniel Benton
                  Telecopier: (212) 469-7875


                                     1.1-23

         If to J.P. Morgan Securities Inc.:

                  J.P. Morgan Securities Inc.
                  270 Park Avenue, 9th Floor
                  New York, New York 10017
                  Attention: Transaction Execution Group
                  Telecopier: (212) 834-6702

         If to Merrill Lynch, Pierce, Fenner & Smith Incorporated:

                  Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters
                  North Tower - 15th Floor
                  4 World Financial Center
                  New York, New York 10080
                  Attention: MTN Product Management

         If to Mizuho International plc:

                  Mizuho International plc
                  Bracken House
                  One Friday Street
                  London EC4M 9JA
                  Attention: MTN Trading Desk
                  Telecopier: 011-44-20-7236-0484

         If to Salomon Smith Barney Inc.:

                  Salomon Smith Barney Inc.
                  TPOD-Balancing Operations
                  One New York Plaza, 36th Floor
                  New York, New York 10004

         If to Utendahl Capital Partners, L.P.:

                  Utendahl Capital Partners L.P.
                  30 Broad Street, 42nd Floor
                  New York, New York 10004
                  Attention: Carlos Sanchez and Richard Gordon
                  Telecopier: (212) 425-1873


                                     1.1-24

         If to Wells Fargo Brokerage Services, LLC:

                  Wells Fargo Brokerage Services, LLC
                  608 2nd Avenue So.
                  Minneapolis, Minnesota 55479
                  Attention: Michael A. Schaefer
                  Telecopier: (612) 667-7517

SECTION 14. GOVERNING LAW.

      This Agreement will be governed by and construed in accordance with the law of the State of New York.

                  [Remainder of page intentionally left blank]


                                     1.1-25

      If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                        Very truly yours,

                                        WELLS FARGO FINANCIAL, INC.


                                        By: /s/ Dennis E. Young
                                            ------------------------------------
                                            Name:  Dennis E. Young
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

Accepted:

BANC OF AMERICA SECURITIES LLC          J.P. MORGAN SECURITIES INC.

By: /s/ Lily Chang                      By: /s/ Peter R. Brown
    ---------------------------------       ------------------------------------
     Name:  Lily Chang                       Name:  Peter R. Brown
     Title: Principal                        Title: Vice President


BANC ONE CAPITAL MARKETS, INC.          MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED

By: /s/ Dana R. Levenson                By: /s/ Venkat Badiwehal
    ---------------------------------       ------------------------------------
     Name:  Dana R. Levenson                 Name:  Venkat Badiwehal
     Title: Managing Director                Title: Vice President


BEAR, STEARNS & CO. INC.                MIZUHO INTERNATIONAL PLC

By: /s/ David Granville-smith           By: /s/ Shiqeki Matsushima
    ---------------------------------       ------------------------------------
     Name:  David Granville-Smith            Name:  Shiqeki Matsushima
     Title: Senior Managing Director         Title: Deputy Managing Director


                                     1.1-26

DEUTSCHE BANC ALEX. BROWN INC.          UTENDAHL CAPITAL PARTNERS, L.P.

By: /s/ Dan Benton                      By: /s/ Carlos A. Sanchez
    ---------------------------------       ------------------------------------
     Name:  Dan Benton                       Name:  Carlos A. Sanchez
     Title: Managing Director                Title: Managing Director

By: /s/ Mary Myers
    ---------------------------------   WELLS FARGO BROKERAGE SERVICES, LLC
     Name:  Mary Myers
     Title: Associate                   By: /s/ Michael A. Schaefer
                                            ------------------------------------
                                             Name:  Michael A. Schaefer
                                             Title: SVP, Manager


                                     1.1-27

                                                                       EXHIBIT A

      The following terms, if applicable, shall be agreed to by an Agent and the Company pursuant to each Terms Agreement:

            Principal Amount: $ _____________________________
                     (or principal amount of foreign currency)
            Interest Rate:
                     If Fixed Rate Note, Interest Rate:

                     If Floating Rate Note:
                              Interest Rate Basis:
                              Initial Interest Rate:
                              Initial Interest Reset Date:
                              Spread or Spread Multiplier, if any:
                              Interest Rate Reset Month(s):
                              Interest Payment Month(s):
                              Index Maturity:
                              Maximum Interest Rate, if any:
                              Minimum Interest Rate, if any:
                              Interest Rate Reset Period:
                              Interest Payment Period:
                              Interest Payment Date:
                              Calculation Agent:

                     If Redeemable:
                              Initial Redemption Date:
                              Initial Redemption Percentage:
                              Annual Redemption Percentage Reduction:

                     Date of maturity:
                     Whether the date of maturity may be extended
                     Purchase Price:____%
                     Settlement Date and Time;
                     Currency of Denomination:
                     Denominations (if currency is other than U.S. dollar):
                     Currency of Payment:
                     Whether Senior or Senior Subordinated
                     Whether book entry or certificated
                     Additional Terms:


                                     1.1-28

Also, agreement as to whether the following will be required:

                     Officer's Certificate pursuant to Section 7 (b) of the Distribution Agreement.
                     Legal Opinion pursuant to Section 7 (c) of the Distribution Agreement.
                     Comfort Letter pursuant to Section 7 (d) of the Distribution Agreement.
                     Stand-off Agreement pursuant to Section 4 (j) of the Distribution Agreement.


                                     1.1-29

                                   SCHEDULE A

      As compensation for the services of an Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note which may be equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                   PERCENT OF
     MATURITY RANGES                                            PRINCIPAL AMOUNT
     ---------------                                            ----------------
     From 9 months but less than 1 year ..........................    .125%

     From 1 year but less than 18 months .........................    .150

     From 18 months but less than 2 years ........................    .200

     From 2 years but less than 3 years ..........................    .250

     From 3 years but less than 4 years ..........................    .350

     From 4 years but less than 5 years ..........................    .400

     From 5 years but less than 6 years ..........................    .450

     From 6 years but less than 7 years ..........................    .500

     From 7 years but less than 10 years .........................    .550

     From 10 years but less than 15 years ........................    .600

     From 15 years but less than 20 years ........................    .650

     From 20 years to 30 years ...................................    .875


                                     1.1-30

                                                                       EXHIBIT I

                          FORM OF OFFICER'S CERTIFICATE
                           WELLS FARGO FINANCIAL, INC.

      The undersigned, [________], [President or Vice President], and [__________], [chief financial officer or chief accounting officer], of Wells Fargo Financial, Inc., an Iowa corporation (the "Company"), pursuant to Section 5(b) of the Distribution Agreement dated as of January 18, 2002 (the "Distribution Agreement") among the Company and Banc of America Securities LLC, Banc One Capital Markets, Inc., Bear, Stearns & Co. Inc., BNP Paribas Securities Corp., Deutsche Banc Alex. Brown Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho International plc, Salomon Smith Barney Inc., Utendahl Capital Partners, L.P. and Wells Fargo Brokerage Services, LLC hereby certify that, to the best of our knowledge, after reasonable investigation:

      1. Since _____________, ___, there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business other than as contemplated or set forth in the prospectus (the "Prospectus") contained in the registration statement (File No. 333-33096) relating to the Company's Medium-Term Notes, Series D (the "Registration Statement");

      2. The representations and warranties of the Company contained in Section 2 of the Distribution Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof;

      3. The Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof; and

      4. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission.


                                     1.1-31

      IN WITNESS WHEREOF, we have hereunto signed our names and affixed the seal of the Company.

Dated: _______________, 2002


                                        ________________________________________
                                        Name:
                                        Title:
[SEAL]

                                        ________________________________________
                                        Name:
                                        Title:


                                     1.1-32

                                                                      EXHIBIT II

      (1) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1934 Act and the respective applicable published rules and regulations thereunder.

      (2) In their opinion, the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published rules and regulations thereunder.

      Include the following clauses modified appropriately in light of each of the documents incorporated by reference in the Prospectus and any interim results contained in the Prospectus.

      (3) On the basis of procedures referred to in such letter, including a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing came their attention which caused them to believe that:

      (a) at the date of the latest available interim unaudited statement of consolidated financial position of the Company, there were any changes in the capital stock or long-term debt, except for scheduled redemptions of long-term debt, or any decreases in consolidated finance receivables -- net, total assets or stockholder's equity of the Company and its subsidiaries on a consolidated basis, as compared with the amounts shown on the December 31, 2000 audited consolidated balance sheet included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated by reference in the Prospectus,

      (b) for the period covered by the latest available financial statements, there were any decreases, as compared with the corresponding period in the preceding year, in total income, net earnings or the ratio of earnings to fixed charges of the Company and its subsidiaries, or

      (c) at a specified date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt, except for scheduled redemptions of long-term debt, or any decrease in stockholder's equity of the Company and its subsidiaries on a consolidated basis, as compared with the amounts shown on the latest available unaudited consolidated balance sheet of the Company, except in all cases for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by you.


                                     1.1-33

      4) In addition to their examination referred to in their report incorporated by reference in the Registration Statement and the Prospectus and the procedures referred to in (3) above, they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) incorporated by reference in the Registration Statement and the Prospectus and appearing in the Prospectus or incorporated documents under the captions "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", and in Exhibit 12 to the Registration Statement agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.


                                     1.1-34

                                                                     EXHIBIT III

Banc of America Securities LLC       Merrill Lynch, Pierce, Fenner & Smith
NC1-007-07-01                        Incorporated
100 North Tryon Street               Merrill Lynch World Headquarters
Charlotte, North Carolina 28255      4 World Financial Center, North Tower,
                                     15th Floor
Banc One Capital Markets, Inc.       New York, New York 10281-1323
Suite 1L1-0595
1 Bank One Plaza                     Mizuho International plc
Chicago, Illinois 60670              Bracken House
                                     One Friday Street
Bear, Stearns & Co. Inc.             London EC4M 9JA
245 Park Avenue
New York, New York 10017             Salomon Smith Barney Inc.
                                     390 Greenwich Street, 4th Floor
BNP Paribas Securities Corp.         New York, New York 10013
787 7th Avenue, 8th Floor
New York, New York 10019             Utendahl Capital Partners, L.P.
                                     30 Broad Street, 42nd Floor
Deutsche Banc Alex. Brown Inc.       New York, New York 10004
31 West 52nd Street
New York, New York 10019             and

J.P. Morgan Securities Inc.          Wells Fargo Brokerage Services, LLC
270 Park Avenue, 8th Floor           608 2nd Avenue So.
New York, New York 10017             Minneapolis, Minnesota 55479

      Re: WELLS FARGO FINANCIAL, INC. (THE "COMPANY") MEDIUM-TERM NOTES,
SERIES D

Dear Ladies and Gentlemen:

      I have delivered an opinion to you dated January 18, 2002 as counsel to [the Company]/[you], pursuant to Section 5(a) of the Distribution Agreement, dated as of January 18, 2002 between the Company and each of you, as Agent. You may continue to rely upon such opinion as if it were dated as of this date except that all statements and opinions contained therein shall be deemed to relate to the Registration Statement and Prospectus as amended and supplemented to this date.

      This letter is delivered to you pursuant to Section 7(c) of the Distribution Agreement.

                                        Very truly yours,


                                     1.1-35